SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


                              November 2, 1999
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              Date of Report (Date of earliest event reported)


                            THE MEAD CORPORATION
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           (Exact name of Registrant as specified in its charter)


     Ohio                    1-2267                31-0535759
  (State of                Commission            (IRS Employer
 Incorporation)            File                  Identification
                                                  Number)


            Mead World Headquarters, Courthouse Plaza, Northeast
                            Dayton, Ohio  45463
                            -------------------
                  (Address of principal executive offices)


                                937-495-4439
                                ------------
                        (Registrant's telephone No.)


                               Not Applicable
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       (Former name or former address, if changed since last report)



 ITEM V.   OTHER EVENTS

           On November 1, 1999, the Registrant acquired Cullman Ventures, Inc. ("CVI"), a New York corporation, by merging Mead Acquisition Corp. ("Acquisition Sub"), a New York corporation and a wholly-owned subsidiary of the Registrant, with and into CVI (the "Merger") pursuant to the Agreement and Plan of Merger, dated September 29, 1999 (the "Merger Agreement"), by and among the Registrant, Acquisition Sub, CVI and certain principal shareholders of CVI. Pursuant to the Merger, the separate corporate existence of Acquisition Sub ceased and CVI survived the Merger and became a wholly-owned subsidiary of the Registrant. The purchase price, subject to adjustment pursuant to the Merger Agreement, was approximately $550,000,000 in cash.


 ITEM VII. FINANCIAL STATEMENTS AND EXHIBITS

           (c)  Exhibits:

                2.1 Agreement and Plan of Merger, dated September 29, 1999, by and among the Registrant, Mead Acquisition Corp., Cullman Ventures, Inc. and certain principal shareholders of Cullman Ventures, Inc.

                2.2     Press release issued by the Registrant on November
                        2, 1999


                                 Signatures


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               The Mead Corporation
                               (Registrant)


  Date:  November 2, 1999      /s/ Sue K. McDonnell
         Dayton, Ohio          ------------------------
                               Sue K. McDonnell, Esq.
                               Vice President,
                               General Counsel and Secretary



                               EXHIBIT INDEX

                                                                       Page


 2.1 Agreement and Plan of Merger dated September 29, 1999 by and among the Registrant, Mead Acquisition Corp.,
          Cullman Ventures, Inc. and certain principal shareholders of Cullman Ventures, Inc.

 2.2      Press release issued by the Registrant on November 2,
          1999